Exhibit 99.1

N E W S R E L E A S E

Contact:	James T. Sartain
866-247-4274 ext. 2900

FirstCity Financial Corporation Delays Filing Form 10-K for the Year ended December 31, 2006

Waco, Texas April 2, 2007….FirstCity Financial Corporation (NASDAQ: FCFC) today announced that the filing of its Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 10-K”) will be delayed beyond the April 2, 2007 extended filing date prescribed by Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended.  On March 16, 2007, the Company filed with the Securities Exchange Commission a Notification of Late Filing on Form 12b-25 in which it announced that it planned to file its 2006 10-K as soon as possible.

On March 13, 2007, the Company announced that the Audit Committee of FirstCity’s Board of Directors had commenced an independent investigation to review (i) whether FirstCity and its subsidiaries received inadequate compensation, or other improprieties occurred, with respect to the sale of a loan portfolio to a third party, and (ii) FirstCity’s compliance with laws applicable to its foreign operations as a result of allegations against an officer of an affiliate of FirstCity regarding matters that occurred prior to the individual’s becoming an officer of that affiliate.  This independent investigation is ongoing, and, as a result, FirstCity is currently unable to estimate when it expects to file its 2006 Form 10-K or announce results for each of the year and quarter ended December 31, 2006.

FirstCity has obtained the consent of the Bank of Scotland, as agent and lender, to the delivery of the annual audited financial statements of FirstCity for Fiscal Year 2006 and the 2006 10-K by a date not later than April 30, 2007, under the terms of both FirstCity’s Revolving Credit Agreement dated as of November 12, 2004, and the acquisition facility provided to FH Partners  L.P., a wholly-owned affiliate of FirstCity, under the Revolving Credit Agreement dated as of August 26, 2005, to allow FirstCity and FH Partners, L.P. to continue to utilize those loan facilities in the normal course of business.

As the result of the delay in filing the 2006 Form 10-K, FirstCity expects to receive a staff determination notice from The Nasdaq Stock Market for failure to comply with Nasdaq’s continued listing standards.  If received, FirstCity will request a hearing before the Nasdaq Listing Qualifications Panel to review the Nasdaq staff’s determination.  FirstCity will be required to demonstrate to Nasdaq how it plans to comply with the requirements for continued listing on The Nasdaq Global Market.  If FirstCity is unable to demonstrate an ability to comply with these requirements to the satisfaction of Nasdaq, its common stock could be delisted from The Nasdaq Global Market.

Management does not know whether the outcome of the Audit Committee’s investigation will have a material adverse effect on FirstCity’s financial condition or results of operations as will be reported in FirstCity’s 2006 financial statements or as FirstCity reported in any of its previously-filed financial statements.

Forward — Looking Statements

This press release contains statements that are forward-looking in nature, including, without limitation, statements relating to the filing of FirstCity’s 2006 Form 10-K and announcement of FirstCity’s financial results for the 2006 fourth quarter and fiscal year; the timing, results and effect of the independent Audit Committee investigation; the receipt of a determination notice from the staff of The Nasdaq Stock Market and its appeal of any such determination ; and the potential delisting of its common stock from The Nasdaq Global Market.  These statements are just management’s expectations and involve risks and uncertainties, such that actual results may differ significantly.  These risks include, but are not limited to, additional actions resulting from the continuing independent Audit Committee investigation and actions resulting from discussions with or required by Nasdaq.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ Global Select Market System under the symbol “FCFC.”